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                                                                    EXHIBIT 23.3




                        CONSENT OF INDEPENDENT AUDITOR


We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-42225) of Rushmore Financial Group, Inc. of our report dated November 20, 1997, on our audits of the consolidated financial statements of First Financial Life Companies, Inc. as of December 31, 1996 and for each of the two years in the period then ended. We also consent to the references to our firm under the caption "Experts".



                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.

Indianapolis, Indiana
January 28, 1998